[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 our report dated March 11, 2004, relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

April 5, 2004